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                                                                    EXHIBIT 99.1



 S1 CORPORATION APPOINTS JAMES S. MAHAN III AS ITS CHIEF EXECUTIVE OFFICER AND
       REPORTS PRELIMINARY FINANCIAL RESULTS FOR THE SECOND QUARTER 2005

ATLANTA--(BUSINESS WIRE)--July 25, 2005--S1 Corporation (Nasdaq:SONE - News), a leading global provider of integrated front-office applications for financial institutions, today announced that the Board of Directors has named S1 Co-founder and Chairman James "Chip" S. Mahan III as chief executive officer, replacing Jaime W. Ellertson. Mr. Mahan will assume the permanent position as chief executive officer, a position he held at S1 from 1995-2000. The company also announced today preliminary results for the second quarter ended June 30, 2005.

"I would like to thank Jaime for his service to the company," said Mahan. "I believe this organization has the components it needs to succeed, with world-class employees, best-in-class products, and a strategic position within its strong customer base of more than 4,000 financial institutions around the world. I remain confident in our strategy, and I intend to help the organization execute more effectively, working closely with our customers and our partners to deliver long-term shareholder value."

Doug Ivester, an independent member of the S1 Board of Directors, said, "We are pleased to have Chip accept the responsibility of leading this company in executing against its strategy for long-term success in the financial services industry. Chip has remained an active leader in this company since its inception in his role as chairman. His unwavering focus on ensuring customer satisfaction and success gives us great confidence."

The Company also announced that it expects revenues for the quarter ended June 30, 2005 to be in the range of $62.0 million to $62.5 million, and its financial institutions segment revenues to be approximately $54.0 million to $54.5 million, slightly below its previous guidance. Subscription revenue is expected to be approximately $1.7 million, ahead of guidance of $1.3 million. Earnings per share from continuing operations is expected to be in line with guidance at $0.02 to $0.03 per share.

The company will discuss the management change and financial results on August 4, 2005 at 5:00 p.m. EDT. The call will be webcast live for investors and other interested parties, and a replay will be available two hours after the conference is complete. To gain access to the conference webcast, visit www.s1.com, enter the Investor Relations section and click on the webcast icon.

About S1

S1 Corporation (Nasdaq: SONE - News) is a leading global provider of integrated front-office applications for more than 4,000 banks, credit unions and insurance providers around the world. Comprised of applications that address virtually every market segment and delivery channel, S1 solutions help integrate and optimize an institution's entire front office, resulting in increased operational efficiencies, revenue opportunities and overall customer satisfaction. S1 is the only provider with the proven experience, breadth of products and financial strength to empower financial services companies' enterprise strategies. Additional information about S1 is available at www.s1.com.

Forward Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words "believes," "expects," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" or similar terminology identify forward-looking statements. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com or the SEC's web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement.